UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 26, 2024

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the stockholders of the Company at the Annual Meeting of Stockholders of the Company held on July 26, 2024.

1. Election of Directors
Each of the seven nominees for director was elected, and the voting results are set forth below:

Nominee	Votes For	Number of Shares Withheld	Broker Non-Votes
John D. Cumming	13,105,374	2,668,369	3,218,372
Annette D. Alvarez-Peters	14,507,596	1,266,147	3,218,372
Douglas M. Carlson	13,099,774	2,673,969	3,218,372
Avraham M. Neikrug	12,899,406	2,874,337	3,218,372
Colby A. Rollins	13,086,739	2,687,004	3,218,372
Joseph S. Steinberg	13,085,200	2,688,543	3,218,372
Luanne D. Tierney	13,064,659	2,709,084	3,218,372

2. Ratification of BPM LLP as independent registered public accounting firm of the Company for the year ending December 31, 2024.

The ratification of BPM LLP was approved, and the voting results are set forth below:

Votes For:	18,752,228
Votes Against:	41,165
Votes Abstained:	198,722

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 29, 2024

CRIMSON WINE GROUP, LTD.

By: /s/ Adam D. Howell
Name: Adam D. Howell
Title: Chief Financial Officer